Exhibit 10.2
INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is effective as of __, 20__ by and between Forward Air Corporation, a Delaware corporation (the “Company”), as successor to Forward Air Corporation, a Tennessee corporation (“FWRD-Tennessee”), and _____________ (“Indemnitee”). This Agreement supersedes and replaces any and all previous agreements, if any, between the Company and the Indemnitee covering indemnification.
WHEREAS, the Company recognizes the difficulty in obtaining liability insurance for its directors, officers, employees, and other fiduciaries, the significant cost of such insurance and the general limitations in the coverage of such insurance;
WHEREAS, the Company further recognizes the substantial increase in corporate litigation in general, subjecting directors, officers, employees, and other fiduciaries to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited;
WHEREAS, the current protection available to directors, officers, employees, and other fiduciaries of the Company may not be adequate under the present circumstances, and directors, officers, employees, and other fiduciaries of the Company (or persons who may be alleged or deemed to be the same), including the Indemnitee, may not be willing to serve or continue to serve or be associated with the Company in such capacities without additional protection;
WHEREAS, the Company (a) desires to attract and retain the involvement of highly qualified persons, such as Indemnitee, to serve and be associated with the Company, and (b) accordingly, wishes to provide, now and in the future, for the indemnification and advancement of expenses to the Indemnitee to the maximum extent permitted by law, including but not limited to, any action or inaction on the part of Indemnitee on behalf of FWRD-Tennessee under Tennessee law;
WHEREAS, on June 13, 2025, FWRD-Tennessee merged with and into its wholly owned subsidiary FA-Delaware Corporation, a Delaware corporation (“FWRD-Delaware”), with FWRD-Delaware surviving the merger and immediately thereafter being renamed “Forward Air Corporation” pursuant to a Plan of Merger, dated April 30, 2025;
WHEREAS, the Restated Charter of FWRD-Tennessee and the Amended and Restated Bylaws of FWRD-Tennessee required the indemnification of the officers and directors of FWRD-Tennessee to the fullest extent permitted or required by law;
WHEREAS, the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) requires indemnification of the officers and directors of the Company to the fullest extent permitted or required by the General Corporation Law of the State of Delaware (“DGCL”); and
WHEREAS, the Indemnitee may also be entitled to indemnification pursuant to the DGCL and the Certificate of Incorporation, the Company’s Bylaws (the “Bylaws”) and the

Certificate of Incorporation and the DGCL expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and members of the Board of Directors of the Company (the “Board”), officers and other persons with respect to indemnification.
NOW, THEREFORE, in view of the considerations set forth above, the Company desires that Indemnitee shall be indemnified and advanced expenses by the Company as set forth herein.
AGREEMENT:
In consideration of the mutual promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Certain Definitions.
(a)     “Change in Control” shall be deemed to have occurred if, on or after the date of this Agreement, (i) any person or entity acquires more than 50% of the total fair market value of the Company’s then outstanding shares through a tender or exchange offer, merger or other business combination; (ii) any person or entity acquires more than 40% of the combined voting power of the Company’s then outstanding shares through a tender or exchange offer, merger or other business combination (or an acquisition over the 12 month period ending on the date of the most recent acquisition by such person or persons); (iii) any person or entity acquires (in a single transaction or series of transactions within a 12-month period) assets from the Company that have a total gross fair market value equal to or more than 80% of the total gross fair market value of all the assets of the Company immediately before such acquisition or acquisitions; or (iv) the replacement of a majority of the members of the Board during any 12-month period by persons whose appointment or election is not endorsed by two-thirds of the Board before the date of the appointment.
(b)    “Claim” shall mean with respect to a Covered Event: any threatened, asserted, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, or any hearing, inquiry or investigation (formal or informal) that Indemnitee in good faith believes might lead to the institution of any such action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other, including any appeal therefrom, in which the Indemnitee was, is or will be involved as a party or otherwise.
(c)    References to the “Company” shall include, in addition to Forward Air Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger to which Forward Air Corporation (or any of its wholly owned subsidiaries or majority owned joint ventures) is a party, which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, agents or fiduciaries, so that if Indemnitee is or was a director, officer, employee, agent or fiduciary of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.
(d)    “Covered Event” shall mean any event or occurrence by reason of the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or any subsidiary of the Company, direct or indirect, whether before or after the date of this Agreement, or is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action or inaction on the part of Indemnitee while serving in such capacity, whether before or after the date of this Agreement, including but not limited to, any action or inaction on the part of Indemnitee on behalf of FWRD-Tennessee, and in each case whether or not the Indemnitee is serving in such capacity at the time any liability or expense is incurred for which indemnification reimbursement or advancement of expenses can be provided under this Agreement.
(e)    “Expense Advance” shall mean a payment to Indemnitee for Expenses pursuant to Section 3 hereof, in advance of the settlement of or final judgment in any action, suit, proceeding or alternative dispute resolution mechanism, hearing, inquiry or investigation, which constitutes a Claim.
(f)    “Expenses” shall mean any and all direct and indirect costs, losses, claims, damages, fees, expenses and liabilities, joint or several (including reasonable attorneys’ fees and all other costs, expenses and obligations reasonably incurred in connection with investigating, prosecuting, defending, preparing to prosecute or defend, being a witness in or participating in (including on appeal), or preparing to defend, to be a witness in or to participate in, or producing any documents or other evidence pursuant to or in, any action, suit, proceeding, alternative dispute resolution mechanism, hearing, inquiry or investigation, including, without limitation, the premium, security for and other costs relating to any cost bond, supersedes bond or other appeal bond or its equivalent), judgments, fines, penalties and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred, of any Claim and any federal, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement.
(g)    “Independent Legal Counsel” shall mean an attorney or firm of attorneys, selected in accordance with the provisions of Section 2(d) hereof, who shall not have otherwise performed services for (i) the Company, any other corporation, partnership, joint venture, trust or other enterprise at which the Indemnitee is or was serving at the request of the Company as a director, officer, employee, agent or other fiduciary, or the Indemnitee in any matter material to either such party (other than with respect to matters concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements) or (ii) any other party to the Claim giving rise to a claim for indemnification hereunder, within the last three (3) years. Notwithstanding the foregoing, the term “Independent Legal Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.
(h)    References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee, agent or fiduciary of the Company which imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or its beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.
(i)    “Reviewing Party” shall mean, subject to the provisions of Section 2(d), any person or body appointed by the Board of Directors in accordance with applicable law to review the Company’s obligations hereunder and under applicable law, which may include a member or members of the Company’s Board of Directors, Independent Legal Counsel or any other person or body not a party to the particular Claim for which Indemnitee is seeking indemnification, exoneration and hold harmless rights. In the absence of the appointment of another Reviewing Party, but subject to the provisions of Section 2(d), the full Board of Directors shall be deemed to be the “Reviewing Party” within the meaning of this Agreement.
(j)    “Section” refers to a section of this Agreement unless otherwise indicated.
2.Indemnification.
(a)    Indemnification of Expenses. Subject to the provisions of Section 2(b) and Section 10 below, the Company shall indemnify, exonerate and hold harmless Indemnitee for Expenses to the fullest extent permitted by applicable law if Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, or is required to provide or produce other evidence pursuant to a subpoena or otherwise in connection with, any Claim (whether by reason of or arising in part out of a Covered Event), including all interest, assessments and other charges incurred in connection with or in respect of such Expenses.
(b)    Review of Indemnification Obligations.
(i)    Notwithstanding the foregoing, in the event any Reviewing Party shall have determined (in a written opinion, in any case in which Independent Legal Counsel is the Reviewing Party) that Indemnitee is not entitled to be indemnified, exonerated or held harmless hereunder under applicable law, (A) the Company shall have no further obligation under Section 2(a) to make any payments to Indemnitee not made prior to such determination by such Reviewing Party and (B) the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all Expenses theretofore paid in indemnifying, exonerating and holding harmless Indemnitee (within thirty (30) days after such determination); provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee is entitled to be indemnified, exonerated or held harmless hereunder under applicable law, any judicial proceeding so commenced shall be conducted in all respects as a de novo trial on the merits and any determination made by any Reviewing Party that Indemnitee is not entitled to be indemnified hereunder under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expenses theretofore paid in indemnifying, exonerating and holding harmless Indemnitee until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). Indemnitee’s obligation to reimburse the Company for any Expenses shall be unsecured and no interest shall be charged thereon.
(ii)    Subject to Section 2(b)(iii) below, if the Reviewing Party shall not have made a determination within sixty (60) days after receipt by the Company of a request for indemnification under this Agreement, the requisite determination of entitlement to indemnification shall, to the fullest extent not prohibited by applicable law, be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (A) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification or (B) a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto.
(iii)    Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement of Indemnitee to indemnification under this Agreement shall be required to be made prior to the final disposition of the Claim.
(c)    Indemnitee Rights on Unfavorable Determination; Binding Effect. If any Reviewing Party determines that Indemnitee substantively is not entitled to be indemnified, exonerated or held harmless hereunder in whole or in part under applicable law, Indemnitee shall have the right to commence litigation seeking an initial determination by the court or challenging any such determination by such Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and, subject to the provisions of Section 15 hereof, the Company hereby consents to service of process and to appear in any such proceeding. Absent such litigation, any determination by any Reviewing Party shall be conclusive and binding on the Company and Indemnitee.
(d)    Selection of Reviewing Party; Change in Control. If there has not been a Change in Control, any Reviewing Party shall be selected by the Board of Directors, which may be the full Board of Directors in the absence of the selection of another Reviewing Party, and if there has been such a Change in Control (other than a Change in Control which has been approved by a majority of the Company’s Board of Directors who were directors immediately prior to such Change in Control), any Reviewing Party with respect to all matters thereafter arising concerning Indemnitee’s indemnification, exoneration and hold harmless rights for Expenses under this Agreement or any other agreement or under the Company’s Certificate of Incorporation or Bylaws as now or hereafter in effect, or under any other applicable law, if desired by Indemnitee, shall be Independent Legal Counsel selected by the Indemnitee and approved by Company (which approval shall not be unreasonably withheld). Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be entitled to be indemnified, exonerated or held harmless hereunder under applicable law, and the Company agrees to abide by such opinion. The Company agrees to pay the reasonable fees of the Independent Legal Counsel referred to above and to fully indemnify, exonerate and hold harmless such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto. Notwithstanding any other provision of this Agreement, the Company shall not be required to pay expenses of more than one Independent Legal Counsel in connection with all matters concerning a single Indemnitee, and such Independent Legal Counsel shall be the Independent Legal Counsel for any or all other indemnitees of the Company related to a particular Claim unless (i) the Company otherwise determines or (ii) any such indemnitee shall provide a written statement setting forth in detail a reasonable objection to such Independent Legal Counsel representing such other indemnitees.
(e)    Mandatory Payment of Expenses. Notwithstanding any other provision of this Agreement, to the fullest extent permitted by applicable law and to the extent that Indemnitee is or was a party to (or participant in) and is or has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense or prosecution of any Claim, the Company shall indemnify, exonerate and hold harmless the Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection therewith. If Indemnitee is not wholly successful in such Claim but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Claim, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with or related to each successfully resolved claim, issue or matter to the fullest extent permitted by applicable law. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Claim by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.
(f)    Contribution. If the indemnification, exoneration and hold harmless rights provided for in this Agreement is for any reason held by a court of competent jurisdiction to be unavailable to the Indemnitee, then in lieu of indemnifying, exonerating and holding harmless the Indemnitee hereunder, the Company shall contribute to the amount incurred by Indemnitee as a result of such Expenses (i) in such proportion as is deemed fair and reasonable in light of all of the circumstances in order to reflect the relative benefits received by the Company and Indemnitee in connection with the event(s) and/or transaction(s) giving rise to such Claim or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with the action or inaction which resulted in such Expenses, as well as any other relevant equitable considerations. In connection with the registration of the

Company’s securities, the relative benefits received by the Company and Indemnitee shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the Company and Indemnitee, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the securities so offered. The relative fault of the Company and Indemnitee shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The Company and Indemnitee agree that it would not be just and equitable if contribution pursuant to this Section 2(f) were determined by pro rata or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. In connection with the registration of the Company’s securities, in no event shall Indemnitee be required to contribute any amount under this Section 2(f) in excess of the net proceeds received by Indemnitee from its sale of securities under such registration statement. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(a) of the Securities Act of 1933, as amended) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.
3.Expense Advances.
(a)    Obligation to Make Expense Advances. To the extent not prohibited by law, the Company shall make Expense Advances to Indemnitee upon receipt of a written undertaking, in the form attached hereto as Exhibit A, by or on behalf of the Indemnitee to repay such amounts if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified, exonerated or held harmless therefor by the Company. The right to Expense Advances under this Section 3(a) shall in all events continue until final disposition of any Claim.
(b)    Form of Undertaking. Any written undertaking by the Indemnitee to repay any Expense Advances hereunder shall be unsecured and no interest shall be charged thereon.
4.Procedures for Indemnification and Expense Advances.
(a)    Timing of Payments. All payments of Expenses (including without limitation Expense Advances) by the Company to the Indemnitee pursuant to this Agreement shall be made to the fullest extent permitted by applicable law as soon as practicable after written demand by Indemnitee therefor is presented to the Company, but in no event later than sixty (60) days after such written demand by Indemnitee is presented to the Company, except in the case of Expense Advances, which shall be made no later than twenty (20) days after such written demand by Indemnitee therefor is presented to the Company. If the Company disputes a portion of the amounts for which indemnification is requested, the undisputed portion shall be paid and only the disputed portion withheld pending resolution of any such dispute.
(b)    Notice/Cooperation by Indemnitee. Indemnitee shall, as a condition precedent to Indemnitee’s right to be indemnified, exonerated or held harmless or Indemnitee’s right to receive Expense Advances under this Agreement, give the Company notice in writing as soon as practicable of any Claim made against Indemnitee for which indemnification, exoneration and hold harmless rights will or could be sought under this Agreement and, in connection with Indemnitee’s right to receive Expense Advances under this Agreement, provide the Company with a signed, written undertaking, in the form attached hereto as Exhibit A. Notice to the Company shall be directed to the Chief Legal Office and Secretary of the Company at the address shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to Indemnitee) and shall include a description of the nature of the Claim and the facts underlying the Claim, in each case to the extent known to Indemnitee. To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification following the final disposition of such Claim. In addition, Indemnitee shall give the Company and any Reviewing Party such information and cooperation as the Company and/or Reviewing Party may reasonably require and as shall be within Indemnitee’s power. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the Company and/or the Reviewing Party shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom. The failure by Indemnitee to notify the Company hereunder will not relieve the Company from any liability which it may have to Indemnitee hereunder or otherwise than under this Agreement, and any delay in so notifying the Company shall not constitute a waiver by Indemnitee of any rights under this Agreement, except to the extent (solely with respect to the indemnity hereunder) that such failure or delay materially prejudices the Company.
(c)    Presumptions; Burden of Proof. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification, exoneration and hold harmless rights are not permitted by this Agreement or applicable law. In addition, neither the failure of any Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by any Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified, exonerated or held harmless under this Agreement or applicable law, shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief. In connection with any determination by any Reviewing Party or otherwise as to whether the Indemnitee is entitled to advancement of Expenses or to be indemnified, exonerated or held harmless hereunder, the person or persons or entity making such determination shall presume that Indemnitee is so entitled under this Agreement and the burden of proof shall be on the Company to establish that Indemnitee is not so entitled. The knowledge and/or actions, or failure to act, of any director, officer, employee, agent or other fiduciary of the Company, or of any other corporation, partnership, joint venture, trust or other enterprise for which the Indemnitee is or was serving as a director, officer, employee, agent or other fiduciary at the request of the Company, shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement. If a determination shall have been made by any Reviewing Party that the Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced by the Indemnitee pursuant to this Agreement, absent a misstatement by the Indemnitee of a material fact, or an omission of a material fact necessary to make the Indemnitee’s statement not materially misleading, in connection with the request for indemnification. The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced by the Indemnitee pursuant to this Agreement that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement.
(d)    Notice to Insurers. If, at the time of the receipt by the Company of a notice of a Claim pursuant to Section 4(b) hereof, the Company has liability insurance in effect which may cover such Claim, the Company shall give prompt notice of the commencement of such Claim to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all reasonably necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Claim in accordance with the terms of such policies.
(e)    Selection of Counsel. In the event the Company shall be obligated hereunder to provide indemnification, exoneration and hold harmless rights for or make any Expense Advances with respect to the Expenses of any Claim, the Company, if appropriate, shall be entitled to assume the defense of such Claim with counsel approved by Indemnitee (which approval shall not be unreasonably withheld) upon the delivery to Indemnitee of written notice of the Company’s election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees or expenses of separate counsel subsequently employed by or on behalf of Indemnitee with respect to the same Claim; provided, however, that (i) Indemnitee shall have the right to employ Indemnitee’s separate counsel in any such Claim at Indemnitee’s expense and (ii) if (A) the employment of separate counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense or (C) the Company shall not continue to retain such counsel to defend such Claim, then the fees and expenses of Indemnitee’s separate counsel shall be Expenses for which Indemnitee may receive indemnification, exoneration and hold harmless rights or Expense Advances hereunder. The Company shall have the right to conduct such defense as it sees fit in its sole discretion, including the right to settle any claim, action or proceeding against Indemnitee without the consent of Indemnitee, provided that the terms of such settlement include a full release of Indemnitee by the claimant from all liabilities or potential liabilities under such claim. In the event such full release is not obtained, the Company shall obtain the consent of Indemnitee, regardless of whether the terms of such settlement limit any indemnification, exoneration and hold harmless rights Indemnitee may now, or hereafter, be entitled to under this Agreement, the Certificate of Incorporation, the Bylaws, any agreement, any vote of stockholders or disinterested directors, the DGCL or otherwise.
5.Additional Indemnification Rights; Nonexclusivity.
(a)    Scope. The Company hereby agrees to indemnify, exonerate and hold harmless the Indemnitee to the fullest extent permitted by applicable law, including but not limited to, any action or inaction of Indemnitee on behalf of FWRD-Tennessee under Tennessee law, notwithstanding that such indemnification, exoneration and hold harmless rights are not specifically authorized by the other provisions of this Agreement, the Certificate of Incorporation, the Bylaws or by statute, a vote of stockholders or a resolution of directors, or otherwise. The rights of indemnification and to receive Expense Advances as provided by this Agreement shall be interpreted independently of, and without reference to, any other such rights to which Indemnitee may at any time be entitled. In the event of any change after the date of this Agreement in any applicable law, statute or rule which expands the right of a Delaware corporation to indemnify, exonerate and hold harmless a member of its board of directors or an officer, employee, agent or fiduciary, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify, exonerate and hold harmless a member of its board of directors or an officer, employee, agent or fiduciary, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder except as set forth in Section 10(a) hereof.
(b)    Nonexclusivity. The indemnification, exoneration and hold harmless rights and the payment of Expense Advances provided by this Agreement shall be in addition to any rights to which Indemnitee may be entitled under the Shareholders Agreement, dated as of January 25, 2024, by and among FWRD-Tennessee, the predecessor of the Company, and R Investors, the Certificate of Incorporation, the Bylaws, any other agreement, any vote of stockholders or disinterested directors, the DGCL, or otherwise (collectively, “Other Indemnification Provisions”); provided, however, that (i) to the extent that Indemnitee otherwise would have any greater right to indemnification under any Other Indemnification Provisions, Indemnitee will be deemed to have such greater right hereunder and (ii) to the extent any change is made to any Other Indemnification Provisions which permits any greater right to indemnification than that provided under this Agreement as of the date hereof, Indemnitee will be deemed to have such greater right hereunder. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy that Indemnitee may have. The indemnification, exoneration and hold harmless rights and the payment of Expense Advances provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified, exonerated or held harmless capacity even though subsequent thereto Indemnitee may have ceased to serve in such capacity.
6.No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, provision of the Certificate of Incorporation, the Bylaws or otherwise) of the amounts otherwise payable hereunder, except as provided in Section 18 below.
7.Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification, exoneration and hold harmless rights by the Company for some or a portion of Expenses incurred in connection with any Claim, but not, however, for the total amount thereof, the Company shall nevertheless indemnify, exonerate and hold harmless Indemnitee for the portion of such Expenses to which Indemnitee is entitled.
8.Mutual Acknowledgment. Both the Company and Indemnitee acknowledge that in certain instances, federal law or applicable public policy may prohibit the Company from indemnifying, exonerating and holding harmless its directors, officers, employees, agents or fiduciaries under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification, exoneration and hold harmless rights to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify, exonerate and hold harmless Indemnitee.
9.Liability Insurance. To the extent the Company maintains liability insurance applicable to directors, officers, employees, agents or fiduciaries, Indemnitee shall be covered by such policies in such a manner as to provide Indemnitee the same rights and benefits as are provided to the most favorably insured of the Company’s directors who are not employees of the Company, if Indemnitee is a director who is not employed by the Company; or of the Company’s officers, if Indemnitee is a director of the Company and is also employed by the Company, or is not a director of the Company but is an officer; or in the Company’s sole discretion, if Indemnitee is not an officer or director but is an employee, agent or fiduciary. Nothing in this Agreement is intended or shall be construed to limit or reduce the rights of the Company, any Indemnitee-Related Entity, Indemnitee or any other individuals or entities pursuant to any insurance policy, or to limit or reduce the obligations of any insurer pursuant to any insurance policy or otherwise.
10.Exceptions. Notwithstanding any other provision of this Agreement, the Company shall not be obligated pursuant to the terms of this Agreement:
(a)    Excluded Action or Omissions. To indemnify, exonerate and hold harmless Indemnitee for Expenses resulting from acts, omissions or transactions for which Indemnitee is prohibited from receiving indemnification, exoneration and hold harmless rights under this Agreement or applicable law; provided, however, that notwithstanding any limitation set forth in this Section 10(a) regarding the Company’s obligation to provide indemnification, exoneration and hold harmless rights to Indemnitee, Indemnitee shall be entitled under Section 3 to receive Expense Advances hereunder with respect to any such Claim unless and until a court having jurisdiction over the Claim shall have made a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that Indemnitee has engaged in acts, omissions or transactions for which Indemnitee is prohibited from receiving indemnification under this Agreement or applicable law.
(b)    Claims Initiated by Indemnitee. To indemnify, exonerate and hold harmless or make Expense Advances to Indemnitee with respect to Claims, or portions thereof, initiated or brought voluntarily by Indemnitee and not by way of defense, counterclaim or cross claim, except (i) with respect to actions or proceedings brought to establish or enforce an indemnification, exoneration and hold harmless right under this Agreement or any other agreement or insurance policy or under the Certificate of Incorporation or Bylaws now or hereafter in effect relating to Claims for Covered Events, (ii) in specific cases if the Board of Directors has approved the initiation or bringing of such Claim or (iii) as otherwise required under applicable laws, including the DGCL.
(c)    Bad Faith Actions. To indemnify, exonerate and hold harmless Indemnitee for any Expenses incurred by Indemnitee with respect to any action instituted (i) by Indemnitee to enforce or interpret this Agreement, if a court having jurisdiction over such action finally determines (as to which all rights of appeal therefrom have been exhausted or lapsed) as provided in Section 13 hereof that each of the material assertions made by Indemnitee as a basis for such action was made in bad faith or was frivolous or (ii) by or in the name of the Company to enforce or interpret this Agreement, if a court having jurisdiction over such action finally determines (as to which all rights of appeal therefrom have been exhausted or lapsed) as provided in Section 13 hereof that each of the material defenses asserted by Indemnitee in such action was made in bad faith or was frivolous.
(d)    Claims Under Section 16(b) or Sarbanes-Oxley Act. To indemnify, exonerate and hold harmless Indemnitee for expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute or any reimbursement of the Company by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act of 1934, as amended (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act); provided, however, that notwithstanding any limitation set forth in this Section 10(d) regarding the Company’s obligation to provide indemnification, exoneration, and hold harmless, Indemnitee shall be entitled under Section 3 hereof to receive Expense Advances hereunder with respect to any such Claim unless and until a court having jurisdiction over the

Claim shall have made a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that Indemnitee has violated said statute.
11.Counterparts. This Agreement may be executed in counterparts and by facsimile or electronic transmission, each of which shall constitute an original and all of which, together, shall constitute one instrument.
12.Binding Effect; Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), spouses, heirs, executors and personal and legal representatives. The Company shall require and cause any successor, and any direct or indirect parent of any successor, whether direct or indirect by purchase, merger, consolidation or otherwise, to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director, officer, employee, agent or fiduciary (as applicable) of the Company or of any other enterprise at the Company’s request.
13.Expenses Incurred in Action Relating to Enforcement or Interpretation. To the fullest extent permitted by law, in the event that any action is instituted by Indemnitee under this Agreement or under any liability insurance policies maintained by the Company to enforce or interpret any of the terms hereof or thereof, Indemnitee shall be entitled to be indemnified for all Expenses incurred by Indemnitee with respect to such action, regardless of whether Indemnitee is ultimately successful in such action, unless as a part of such action a court having jurisdiction over such action makes a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that each of the material assertions made by Indemnitee as a basis for such action was made in bad faith or was frivolous; provided, however, that until such final judicial determination is made, Indemnitee shall be entitled under Section 3 to receive payment of Expense Advances hereunder with respect to such action. In the event of an action instituted by or in the name of the Company under this Agreement to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be indemnified, exonerated or held harmless for all Expenses incurred by Indemnitee in defense of such action (including without limitation costs and expenses incurred with respect to Indemnitee’s counterclaims and cross-claims made in such action), unless as a part of such action a court having jurisdiction over such action makes a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that each of the material defenses asserted by Indemnitee in such action was made in bad faith or was frivolous; provided, however, that until such final judicial determination is made, Indemnitee shall be entitled under Section 3 to receive payment of Expense Advances hereunder with respect to such action.
14.Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and signed for by the party addressed, on the date of such delivery, or (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked. Addresses for notice to either party are as shown on the signature page of this Agreement or as subsequently modified by written notice.
15.Consent to Jurisdiction. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and: (i) agree that any action instituted under this Agreement shall be commenced, prosecuted and continued only in the Court of Chancery of the State of Delaware in and for New Castle County (the “Court of Chancery”), which shall be the exclusive and only proper forum for adjudicating such a claim, (ii) consent to submit to the exclusive jurisdiction of the Court of Chancery for purposes of any action or proceeding arising out of or relates to this Agreement, (iii) consent to service of process at the address set forth on the signature page of this Agreement, or as subsequently modified by written notice, with the same legal force and validity as if served upon such party personally within the State of Delaware, (iv) waive any objection to the laying of venue of any such action or proceeding in the Court of Chancery and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Court of Chancery has been brought in an improper or inconvenient forum.
16.Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by applicable law. Any provision or provisions so held to be invalid, void or otherwise unenforceable shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto. Without limiting the generality of the foregoing, this Agreement is intended to confer upon Indemnitee indemnification rights to the fullest extent permitted by applicable laws. Furthermore, to the fullest extent possible, the provisions of this Agreement (including without limitation each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
17.Choice of Law. This Agreement, and all rights, remedies, liabilities, powers and duties of the parties to this Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws.
18.Primacy of Indemnification; Subrogation.
(a)     Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee from any insurance policy purchased by the Company, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights. In no event, however, shall the Company or any other person have any right of recovery, through subrogation or otherwise, against (i) Indemnitee, or (ii) any insurance policy purchased or maintained by Indemnitee.
(b)    Primacy of Indemnification. The Company hereby acknowledges that Indemnitee may have certain rights to indemnification, advancement of expenses and/or insurance provided by an Indemnitee-Related Entity (as defined herein). The Company agrees that (i) it is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of the Indemnitee-Related Entity to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee are secondary), (ii) it shall be required to advance the full amount of Expenses incurred by Indemnitee and shall be liable for the full amount of all Expenses, judgments, penalties fines and amounts paid in settlement to the extent legally permitted and as required by the Certificate of Incorporation or By-laws (or any agreement between the Company and Indemnitee), without regard to any rights Indemnitee may have against the Indemnitee-Related Entity, and (iii) it irrevocably waives, relinquishes and releases the Indemnitee-Related Entity from any and all claims against the Indemnitee-Related Entity for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Indemnitee-Related Entity on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing and the Indemnitee-Related Entity shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company. The term “Indemnitee-Related Entity” means any company, corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Company or the insurer under and pursuant to an insurance policy of the Company) from whom an Indemnitee may be entitled to indemnification or advancement of Expenses with respect to which the Company may also have an indemnification or advancement obligation and, specifically, includes (i) Ridgemont Partners Management, LLC and (ii) any investment fund, vehicle or account which is directly or indirectly managed by Ridgemont Partners Management, LLC or an affiliate thereof or in respect of which Ridgemont Partners Management, LLC or an affiliate thereof has investment discretion, including Ridgemont Equity Management III, LLC (or any successor or continuation fund of any of the foregoing).

19.Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by both the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.
20.Integration and Entire Agreement. This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto, including any existing director or officer indemnification agreement; provided, however, that this Agreement is a supplement to and in furtherance of the Certificate of Incorporation, the Bylaws, any directors and officers insurance maintained by the Company and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.
21.No Construction as Employment Agreement. Nothing contained in this Agreement shall be construed as giving Indemnitee any right to employment by the Company or any of its subsidiaries or affiliated entities.
22.Additional Acts. If for the validation of any of the provisions in this Agreement any act, resolution, approval or other procedure is required, the Company undertakes to cause such act, resolution, approval or other procedure to be affected or adopted in a manner that will enable the Company to fulfill its obligations under this Agreement.
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IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the date first above written.
FORWARD AIR CORPORATION

By:
Authorized Officer

Address:

Agreed to and accepted by:

INDEMNITEE:

By:
[Indemnitee]

Date:	[Date]

Address:
[Address:]

EXHIBIT A

Form of Undertaking

AFFIRMATION AND UNDERTAKING FOR ADVANCE OF EXPENSES
PURSUANT TO SECTION 145(e) OF THE GENERAL CORPORATION LAW
OF THE STATE OF DELAWARE
Pursuant to Section 145(e) of the General Corporation Law of the State of Delaware (the “DGCL”), Article IX, Section 2 of the Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) of Forward Air Corporation, (the “Company”), and Section 3(a) of my Indemnification Agreement with the Company (the “Indemnification Agreement”), I understand that I must provide a written undertaking in order for the Company to make Expense Advances to me in connection with [NAME OF PROCEEDING], as well as in any related action, suit or proceeding that is threatened, pending or may be filed in the future in which I am a party, a witness or other participant.
The capitalized terms used herein and not otherwise defined shall have the meanings specified in the Indemnification Agreement.
I hereby affirm my good-faith belief that I have met the standard of conduct for indemnification imposed by Section 145 of the DGCL. I affirm that in connection with the matters for which I seek Expense Advances, I have acted in good faith and in a manner I reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful.
I hereby undertake to repay the Expense Advances if it is ultimately determined that I am not entitled to be indemnified, exonerated or held harmless therefor by the Company under Section 145 of the DGCL, Article IX of the Certificate of Incorporation or the Indemnification Agreement.
This undertaking is a general, unsecured obligation, and no interest shall be charged hereon.
I have executed this Affirmation and Undertaking on this ___ day of __________, 20__.
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